____________________________________________	TROUTMAN SANDERS LLP	____________________________________________
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October 26, 2006

Dinewise, Inc.
500 Bi Country Boulevard, Suite 400
Farmingdale, NY 11735

Ladies and Gentlemen:

        We have acted as special counsel to Dinewise, Inc., a Nevada corporation (the “Company”), in connection with the filing of the Registration Statement on Form SB-2, File No. 333-13652 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time of an aggregate of 38,189,141 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholders named therein. Of the 38,189,141 shares of Common Stock being registered, 28,189,141 shares of Common Stock are currently issued and outstanding, and 10,000,000 shares of Common Stock are issuable upon the exercise of common stock warrants (the “Common Warrants”) and the conversion of debentures (the “Debentures”) issued to Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

        In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date; (ii) copies of resolutions of the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares, Common Warrants and Debentures; (iii) executed copies of the agreements relating to the Common Warrants and Debentures; (iv) the Registration Statement, and all exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Dinewise, Inc.
October 26, 2006

        Based upon and subject to the foregoing, it is our opinion that (i) the 28,189,141 shares of Common Stock currently outstanding are legally issued, fully paid and non-assessable shares of Common Stock; and (ii) the 10,000,000 shares of Common Stock, upon exercise of the Common Warrants and conversion of the Debentures and payment of the exercise price in accordance with the terms thereof, will be legally issued, fully paid and non-assessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

        This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.

        We are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the United States of America, and the State of Nevada.

Very truly yours,
/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP